Exhibit 99.1

Midland States Bancorp, Inc. receives expected notification of deficiency from Nasdaq related to delayed filing of Quarterly Report on Form 10-Q

EFFINGHAM, IL, August 22, 2025 -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 19, 2025 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Form 10-Q”), as described more fully in the Company's Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock or depositary shares on the Nasdaq Global Select Market.

In accordance with Nasdaq’s listing rules, the Company has until October 18, 2025 to submit to Nasdaq a plan to regain compliance with the Listing Rule. Pursuant to the Notice, Nasdaq has the discretion to grant the Company up to 180 calendar days from the due date of the Form 10-Q, or until February 26, 2026, to regain compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As discussed in the Company’s Form 12b-25, filed with the Commission on August 12, 2025, the Company was unable to file the Form 10-Q by the prescribed due date without unreasonable effort or expense due to the previously disclosed delay in filing its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2025, and the delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was filed with the SEC on August 8, 2025, in each case related to the Company’s previously disclosed restatement of its financial statements. The Company plans to file the Form 10-Q as soon as practicable.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing the Form 10-Q and statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. Such forward-looking statements are subject to many risks and uncertainties, including the expected timing of the review of the Company’s unaudited financial statements as of and for the three and six months ended June 30, 2025 and 2024, and other factors identified in the Company’s most recent periodic reports and other SEC filings, all of which are available on the Company’s website. The Company can provide no assurance that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements. The Company does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2025, the Company had total assets of approximately $7.16 billion, and its Wealth Management Group had assets under administration of approximately $4.18 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

CONTACTS:

Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321

Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321